RICHARDS, LAYTON & FINGER
                           A PROFESSIONAL ASSOCIATION
                               ONE RODNEY SQUARE
                                  P.O. BOX 551
J TRAVIS LASTER            WILMINGTON, DELAWARE 19899         DIRECT DIAL NUMBER
                                 (302) 651-7700                  302-651-7582
                               FAX (302) 651-7701               LASTER@RLF.COM
                                   WWW.RLF.COM

                                January 14, 2004

VIA FACSIMILE AND E-FILING
--------------------------

The Honorable William B Chandler, III
Chancellor
Court of Chancery
34 The Circle
Georgetown, Delaware 19947

            Re:   ODS Technologies L.P. v. Marshall, C.A. No. 20527
                  -------------------------------------------------

Dear Chancellor Chandler:

                I write on behalf of all parties to the above-reference action to advise the Court that the parties have reached an agreement in principle to settle their dispute. The parties have agreed, subject to Your Honor's wishes, to extend all deadlines in the above-referenced action for two weeks without prejudice to allow the parties to memorialize their agreement in principle.

                As always, to the extent the Court has any questions, counsel are available at Your Honor's convenience.

                                        Respectfully submitted,


                                        /s/ J. Travis Laster
                                        ----------------------------------------
                                        J. Travis Laster
                                        Delaware Bar I.D. No. 3514

JTL:dm
cc:     Register in Chancery (via e-filing)
        James P. Hughes, Jr. (via hand delivery)
        Alan M. Fisch, Esq. (via electronic mail)
        John Hindman, Esq. (via electronic mail)
        Stephen H. Kay (via electronic mail)
        Kevin G. Abrams, Esq. (via internal distribution)